SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 10, 2004

PS BUSINESS PARKS, INC.

(Exact name of registrant as specified in its charter)

California (State or Other Jurisdiction of Incorporation)	1-10709 (Commission File Number)	95-4300881 (I.R.S. Employer Identification Number)

701 Western Avenue, Glendale, California 91201-2397

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (818) 244-8080

N/A

(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits

(c) Exhibits

99.1 Press release dated May 10, 2004.

Item 12. Results of Operations and Financial Condition

On May 10, 2004, the Company issued a press release announcing that it will present at the Maxcor REIT Conference. The Company is attaching the press release as Exhibit 99.1 to this Current Report on Form 8-K. The information included pursuant to this Item 12 (including the exhibits) shall not be deemed to be incorporated by reference into any filing made by the Company pursuant to the Securities Act of 1933, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: May 10, 2004
By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 May 10, 2004
Contact:           Mr. Edward A. Stokx
                          (818)244-8080, Ext. 649

PS Business Parks, Inc. to Present at the Maxcor REIT Conference

GLENDALE, California — PS Business Parks, Inc. (AMEX: PSB). President and Chief Executive Officer, Joseph D. Russell, Jr., is scheduled to make a presentation at the Maxcor REIT Conference at the W Chicago City Center Hotel on Wednesday, May 19, 2004.

The Company's presentation is scheduled to begin at 2:45 p.m. CDT in the Main Ballroom, Great Room II. The presentation can be accessed live by calling 888-795-2173, passcode: Maxcor.

Company Information

PSB is a self-advised and self-managed equity real estate investment trust that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of March 31, 2004, PSB wholly owned approximately 18.3 million net rentable square feet of commercial space with approximately 3,700 customers located in eight states, concentrated primarily in California (5,160,000 sq. ft.), Texas (2,852,000 sq. ft.), Florida (3,352,000 sq. ft.), Oregon (1,941,000 sq. ft.), Virginia (2,625,000 sq. ft.) and Maryland (1,646,000 sq. ft.).

Additional information about PS Business Parks, Inc. is available on the Internet. The Company's web site is www.psbusinessparks.com.